Exhibit 10.1

PREMIERE GLOBAL SERVICES, INC.
SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

        This Second Amendment to the Fourth Amended and Restated Executive Employment Agreement (the “Second Amendment”) is made and entered into by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Company”), and BOLAND T. JONES (the “Executive”), dated as of December 21, 2007.

BACKGROUND STATEMENT:

        WHEREAS, the Company and the Executive entered into that certain Fourth Amended and Restated Executive Employment Agreement on April 18, 2005, to be effective as of January 1, 2005, which agreement was further amended on September 15, 2006 (the “Original Agreement”); and

        WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Executive have determined that it is in their best interests to amend the Original Agreement as set forth herein to include special provisions intended to ensure compliance with Internal Revenue Code Section 409A relating to deferred compensation;

        NOW, THERERFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby amend the Original Agreement as follows:

        1. The last two sentences in Section 2.5 of the Original Agreement are hereby amended and restated as follows:

As a condition to the payment of the Severance Amount, the Executive will sign a release and waiver of claims in substantially the form set forth in Exhibit A hereto (the “Release”). The Release must be signed and returned to the Company within the period of time designated by the Company (not less than seven (7) and not more than sixty (60) days following the Executive’s receipt of such Release), and any revocation period required by law or applicable regulation with respect to the release and waiver of claims contained in the Release must expire without the Executive’s revoking or causing it to be revoked. Subject to Section 7 hereof, the Severance Amount will be payable in cash in a lump sum within seventy-five (75) days following the date of termination (the actual date during such period to be determined by the Company in its sole discretion).

        2. Section 2.10(i) is hereby amended and restated as follows:

(i) If, during the twenty-four (24) month period following a Change in Control of the Company, the Executive’s employment with the Company under this Agreement is terminated (1) by the Executive for Good Reason, or (2) by the Company for any reason other than Cause, death, or Disability, then in addition to any other rights or remedies the Executive may have, the Executive will be entitled to receive the Severance Amount. As a condition to the payment of the Severance Amount, the Executive will sign the Release. The Release must be signed and returned to the Company within the period of time designated by the Company (not less than seven (7) and not more than sixty (60) days following the Executive’s receipt of such Release), and any revocation period required by law or applicable regulation with respect to the release and waiver of claims contained in the Release must expire without the Executive’s revoking or causing it to be revoked. Subject to Section 7 hereof, the Severance Amount will be payable in cash in a lump sum within seventy-five (75) days following the date of termination (the actual date during such period to be determined by the Company in its sole discretion).

        3. Section 5.2(iv) is hereby amended and restated as follows:

(iv) the Company’s requiring the Executive to be based at any office or location other than the Atlanta, Georgia area.

        4. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date hereof.

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ Scott Askins Leonard Scott Askins Leonard Senior Vice President – Legal, General Counsel and Secretary

EXECUTIVE /s/ Boland T. Jones Boland T. Jones

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